Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement ("Agreement") is entered into this 27th day of March, 2013, by and between the STATE OF FLORIDA DEPARTMENT OF ENVIRONMENTAL PROTECTION, whose address is 3900 Commonwealth Ave., Tallahassee, Florida 32399 ("**FDEP**"), and SOLITRON DEVICES, INC., a Delaware corporation, whose address is 3301 Electronics Way, West Palm Beach, Florida 33407 ("**SOLITRON**"). **FDEP** and **SOLITRON** are hereinafter referred to collectively as the "**Parties.**"

RECITALS

WHEREAS, on January 24, 1992, **SOLITRON** and Solitron Microwave, Inc. filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of Florida (the "Bankruptcy Court"), Case Nos. 92-30190-RAM, 92-30191-RAM (the "Bankruptcy Cases");

WHEREAS, on August 20, 1993, the Bankruptcy Court entered an order confirming **SOLITRON**'s Fourth Amended Joint Plan of Reorganization (the "Confirmed Plan");

WHEREAS, pursuant to the Confirmed Plan, **FDEP** is the holder of an allowed unsecured claim ("Bankruptcy Claim") against **SOLITRON**;

WHEREAS, FDEP brought a case against **SOLITRON**, in the Circuit Court of the Nineteenth Judicial Circuit of Florida, in and for Martin County, Florida (the "Circuit Court"), case number 91-1232-CA (the "Circuit Court Case");

WHEREAS, on October 31, 1993, the Circuit Court entered a Consent Final Judgment in favor of **FDEP** in the Circuit Court Case (the "Consent Judgment"), which Judgment was amended on September 27, 1995 (the "Amended Consent Judgment");

WHEREAS, among other things, the Amended Consent Judgment provided for the cleanup of soil and groundwater contamination occurring at two parcels of property: a parcel located on Cove Road, Port Salerno, Martin County, Florida (the "Port Salerno Site") and a parcel located at 1177 Blue Heron Boulevard, Riviera Beach, Palm Beach County, Florida (the "Riviera Beach Site");

WHEREAS, among other things, the Amended Consent Judgment provided for the establishment of two escrow accounts ("Port Salerno Escrow Account" and "Riviera Beach Escrow Account") into which the proceeds from the sale of the Port Salerno Site or the Riviera Beach Site would be deposited, to finance the cleanup of each;

WHEREAS, on October 12, 1999, **SOLITRON** sold the Riviera Beach Site to National Land Company, Inc. for $160,870, and the proceeds of the sale and the Riviera Beach Escrow

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Account has been fully administered in accordance with the terms of the Consent Judgment and Amended Consent Judgment;

WHEREAS, on March 17, 2003, **SOLITRON** sold the Port Salerno Site to Port Salerno Industrial Park, LLC for $800,000, and the proceeds of sale were fully administered in accordance with instructions from the United States Environmental Protection Agency and **FDEP**. However, the Port Salerno Escrow Account has not been exhausted and, as of February 19, 2013, the Port Salerno Escrow Account contained $57,920.31 ("Port Salerno Escrow Account Balance"); and

WHEREAS, SOLITRON desires to settle and satisfy all of **FDEP**'s claims (as that term is defined in the Bankruptcy Code) against it related to the Confirmed Plan, the Consent Judgment, the Amended Consent Judgment, the Riviera Beach Escrow Account and the Port Salerno Escrow Account.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Recitals. The Parties agree that the above recitals are true and correct and are incorporated herein.

2. Payment of Settlement Funds.

   a. **FDEP** shall receive funds totaling One Hundred Sixty Five Thousand dollars ($165,000) (the "Settlement Amount"), in the following amounts from the following sources.

   b. The Parties shall authorize the escrow agent of the Port Salerno Escrow Account to immediately release all funds in the Port Salerno Escrow Account directly to **FDEP** (the "Escrow Payment"), in a sum not less than the Port Salerno Escrow Account Balance. To timely effectuate the Escrow Payment, on or before five (5) days after the Effective Date, **SOLITRON** and **FDEP** shall execute and deliver to the escrow agent of the Port Salerno Escrow Account an authorization letter. The Parties agree to execute any additional documents necessary to accomplish the Escrow Payment.

   c. **SOLITRON** shall pay **FDEP** the difference between the amount of $165,000 and the Escrow Payment (the "Additional Settlement Payment"). The Escrow Payment and Additional Settlement Payment are hereinafter referred to collectively as the "Settlement Funds." If **SOLITRON** wishes to pay the entire Settlement Amount to **FDEP** upon or following execution of this Agreement,

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FDEP shall direct the escrow agent for the Port Salerno Escrow Account to distribute all remaining funds therein to **SOLITRON**.

3. Release of Claims.

a. Upon the Effective Date, **FDEP** shall release, waive and discharge **SOLITRON,** its officers, directors, employees, agents, successors and assigns, from any and all claims related to the Bankruptcy Case, the Bankruptcy Claim, the Confirmed Plan, the Consent Judgment, the Amended Consent Judgment, the Riviera Beach Escrow Account and the Port Salerno Escrow Account, the ("FDEP Release").

b. Upon the Effective Date, **SOLITRON** shall release, waive and discharge **FDEP**, its officers, employees, agents, successors and assigns, from any and all claims related to the Bankruptcy Case, the Bankruptcy Claim, the Confirmed Plan, the Consent Judgment, the Amended Consent Judgment, the Riviera Beach Escrow Account and the Port Salerno Escrow Account ("Solitron Release").

c. The Releases described above are effective upon the Effective Date.

4. Contribution. The Parties agree that **SOLITRON** asserts this Agreement constitutes an administrative settlement for purposes of Section 113(f)(2) of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. § 9613(f)(2) and that it is therefore entitled, as of the Effective Date, to protection from contribution actions or claims as provided by Section113(f)(2) of CERCLA, or as may be otherwise provided by law, for "matters addressed" in this Agreement. FDEP takes no position as to **SOLITRON**'s characterization hereof. The foregoing notwithstanding, the Parties agree that **FDEP** is an agency of the State of Florida entitled to sovereign immunity from suit and claims, limited only to the extent provided by Florida law. Further, the Parties acknowledge and agree that this Agreement is not and is not intended to be a contract or agreement for indemnity by **FDEP** to **SOLITRON**, or an assumption by **FDEP** of liability or responsibility for any obligations of **SOLITRON** arising from actions or claims (including, but not limited to, those provided by Section 113(f)(2) of CERCLA), or as may be otherwise provided by law, for "matters addressed" in this Agreement.

5. No Admission. The Parties acknowledge that this Agreement is a compromise of disputed claims and is not an admission or acknowledgement of liability or responsibility whatsoever on the part of any party, their heirs, assigns, agents, servants, employees, or representatives herein released, each of whom expressly denies all liability or responsibility.

6. Entire Agreement. The Parties understand and agree that this Agreement sets forth the full and complete agreement of the Parties, that no statement or representation, other than those contained herein, have been made or relied upon by the undersigned as an inducement for executing this Agreement and that this Agreement is the compromise of disputed claims and shall not be construed as an admission of liability by the parties released hereby, which liability is expressly denied by such parties.

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7. Representation by Counsel. The undersigned hereby acknowledge that they have or have had the opportunity to discuss this Agreement with their respective counsel to explain this document, and the undersigned acknowledge that they understand all of the terms and conditions of this Agreement, that this is a final compromise of all claims being released, and that they are voluntarily entering into this Agreement.

9. Governing Law. The laws of Florida shall govern the interpretation and enforcement of this Agreement.

10. Attorneys' Fees and Costs. In the event of any dispute or legal proceeding arising out of or in connection with the interpretation or enforcement of this Agreement, and in the event of a legal proceeding shall be awarded, each party shall bear its own costs, expenses and attorney's fees.

11. Interpretation of Agreement. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not for or against either of the Parties. This Agreement has been drafted by both Parties, so that the rule of construction in favor of the non-drafting party shall not apply.

12. Execution in Counterparts. This Agreement may be executed in counterparts and all counterparts so executed shall constitute one Agreement which shall be binding on the Parties.

13. Authority to Bind. The Parties each warrant that they have the authority to enter into this Agreement.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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14.     Effective Date. As used in this Agreement the term shall mean the date which the FDEP has received all payments comprising the Settlement Amount (the "Effective Date").

IN WITNESS WHEREOF, the Parties have duly executed the Agreement as of the date first written above:

Solitron Devices, Inc.

By:	/s/ Shevach Saraf

Printed Name:	Shevach Saraf

Title:	Chairman, President, CEO & CFO

State of Florida Department of Environmental Protection

By:	/s/ Douglas A. Jones

Printed Name:	Douglas A. Jones

Title:	Bureau Chief, BWC, FDEP

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